UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 24, 2011, Ligand Pharmaceuticals Incorporated (“Ligand”) and Chiva Pharmaceuticals, Inc. (“Chiva”) entered into a License Agreement which replaces the license agreement entered into between Ligand and Chiva in January 2011, with all material terms remaining the same. The License Agreement is effective as of January 6, 2011.

Under the terms of the License Agreement, Ligand grants Chiva licenses for clinical development, in China, of pradefovir in hepatitis B and MB07133 in hepatocellular carcinoma. Ligand also granted Chiva a non-exclusive HepDirect technology license for the discovery, development and worldwide commercialization of new compounds in hepatitis B, hepatitis C and hepatocellular carcinoma. Chiva (formerly known as Elite Mind Investments Limited), is a corporation organized under the laws of the Cayman Islands whose registered office is situated in Grand Cayman in the Cayman Islands, is an affiliate of Hainan Kaihua Pharmaceutical Co., Ltd.

Under the terms of the License Agreement, Ligand is to receive an upfront licensing fee of $500,000 by March 31, 2011. Ligand is also entitled to receive an additional $500,000 licensing fee by December 31, 2011 and an annual licensing fee of $25,000 by January 30 of each year, beginning in 2011. Ligand also can potentially earn more than $100 million from milestones and royalties on potential sales. Ligand will also receive an undisclosed percentage of any revenue generated by Chiva from sublicensing collaboration compounds to third parties in a major market outside China. Ligand also has the potential to earn a 10% equity position in Chiva in the future as a milestone payment.

The foregoing summary of the material terms of License Agreement does not purport to be complete and is qualified in its entirety be reference to the License Agreement, a copy of which will be filed with the Securities and Exchange Commission by Ligand on its Quarterly Report on Form 10-Q for the period ending March 31, 2011.

Item 1.02	Termination of a Material Definitive Agreement.

As discussed in “Item 1.01 – Entry Into a Material Definitive Agreement” above, Ligand and Chiva terminated the prior license agreement and replaced it with the License Agreement. All material terms remain the same between the License Agreement and the prior license agreement and there are no termination penalties.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Ligand cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Words such as “will,” “potential,” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, the expected timing and possibility of payments being made under the License Agreement, and other statements that are not historical facts. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the risks that payment events which would trigger milestone and royalty payments may not occur on a timely basis, or ever; the requirement to obtain approval to transfer funds from China; the limited resources of Chiva and its parent; and development, regulatory and commercialization risks related to the licensed technologies. Additional important factors that may affect future results are detailed in Ligand’s filings with the SEC, including its recent filings on Forms 10-K and 10-Q, or in information disclosed in public conference calls, the date and time of which are released beforehand. Ligand disclaims any obligation to update these forward-looking statements beyond the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: March 30, 2011	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary